Exhibit 5.1

July 16, 2024

AtlasClear Holdings, Inc.

2203 Lois Avenue

Suite 814

Tampa, FL 33607

Re:	AtlasClear Holdings, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to AtlasClear Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”). Capitalized terms not otherwise defined herein will have the meaning given to such terms in the Registration Statement and related Prospectus. As described therein, the Registration Statement and related Prospectus covers the registration of the offer and sale by the selling stockholders named in the Prospectus of up to 52,505,397 shares of the Company’s common stock par value $0.0001 per share (the “Common Stock”), as follows: (i) up to 4,440,000 shares of Common Stock (the “Merger Consideration Shares”) that were issued as consideration in the merger with Quantum FinTech Acquisition Corporation (“Quantum”) (ii) up to an aggregate of 6,387,876 shares of Common Stock that were issued, or that may become issuable, to the sellers of Wilson-Davis & Co., Inc. in the Business Combination (the “Wilson-Davis Shares”), (iii) up to 836,000 shares of Common Stock that were issued, or that may become issuable, to Pacsquare Technologies, LLC (the “Pacsquare Shares”), (iv) 40,000 shares of Common Stock that were issued to the shareholders of Commercial Bancorp of Wyoming (the “Commercial Bancorp Shares”), (v) 6,800,000 shares of Common Stock that may become issuable to Chardan Capital Markets LLC (the “Chardan Shares”), (vi) up to 18,000,000 shares of Common Stock that may become issuable to Funicular Funds, LP (the “Funicular Shares”), (vii) 2,000,000 shares of Common Stock that were issued to Qvent LLC, an affiliate of Quantum (the “Qvent Shares”), (viii) 32,188 shares of Common Stock that were issued to Calabrese Consulting LLC (the “Calabrese Shares”), (ix) 46,010 shares of Common Stock that were issued to Grant Thornton LLP (the “Grant Thornton Shares”), (x) 155,000 shares of Common Stock that were issued to IB Capital LLC (the “IB Shares”), (xi) 20,000 shares of Common Stock that were issued to Outside the Box Capital Inc. (the “OTB Shares”); (xii) up to 350,000 shares of Common Stock that were issued, or that may become issuable, to Carriage House Capital, Inc. (the “Carriage Shares”), (xiii) up to 321,034 shares of Common Stock that may become issuable to Interest Solutions, LLC (the “Interest Solutions Shares”), (xiv) up to 437,774 shares of Common Stock that may become issuable to JonesTrading Institutional Services LLC as payment (the “JonesTrading Shares”), (xv) up to 1,666,666 shares of Common Stock that may become issuable to Winston & Strawn LLP (the “Winston & Strawn Shares”), (xvi) up to 12,000 shares of Common Stock that may become issuable to Lead Nectar (the “Lead Nectar Shares”), and (xvii) up to 10,000,000 shares of Common Stock that may become issuable to an investor, Tau (the “Tau Shares”).

In rendering the opinions set forth below, we have reviewed such certificates, corporate and public records, agreements and instruments and other documents, and as of the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties thereto and have not been amended, modified or supplemented in any manner material to the opinions expressed herein. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Registration Statement, and we have relied upon certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein, and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, other than the Company, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America, and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Merger Consideration Shares have been duly authorized and are validly issued, fully paid and nonassessable.
2.	The Wilson-Davis Shares have been duly authorized, and (i) the Wilson-Davis Shares that have been issued as of the date hereof have been validly issued, fully paid and nonassessable, and (ii) the remaining Wilson-Davis Shares, when issued and sold pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.
3.	The Pacsquare Shares have been duly authorized, and (i) the Pacsquare Shares that have been issued as of the date hereof have been validly issued, fully paid and nonassessable, and (ii) the remaining Pacsquare Shares, when issued and sold pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.
4.	The Commercial Bancorp Shares have been duly authorized and are validly issued, fully paid and nonassessable.
5.	The Chardan Shares have been duly authorized and, when issued and sold pursuant to the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.
6.	The Funicular Shares have been duly authorized and, when issued and sold pursuant to the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.
7.	The Qvent Shares have been duly authorized and are validly issued, fully paid and nonassessable.
8.	The Calabrese Shares have been duly authorized and are validly issued, fully paid and nonassessable.
9.	The Grant Thornton Shares have been duly authorized and are validly issued, fully paid and nonassessable.
10.	The IB Shares have been duly authorized and are validly issued, fully paid and nonassessable.

11.	The OTB Shares have been duly authorized and are validly issued, fully paid and nonassessable.
12.	The Carriage Shares have been duly authorized and (i) such Carriage Shares that have been issued as of the date hereof have been validly issued, fully paid and nonassessable, and (ii) the remaining Carriage Shares, when issued and sold pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.
13.	The Interest Solutions Shares have been duly authorized and, when issued and sold pursuant to the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.
14.	The JonesTrading Shares have been duly authorized and, when issued and sold pursuant to the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.
15.	The Winston & Strawn Shares have been duly authorized and, when issued and sold pursuant to the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.
16.	The Lead Nectar Shares have been duly authorized and, when issued and sold pursuant to the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.
17.	The Tau Shares have been duly authorized and, when issued and sold pursuant to the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.

Our opinions herein are limited to the General Corporation Law of the State of Delaware and, solely with respect to our opinion set forth above, the law of the State of New York.

Our opinion set forth above is subject to: (a) limitations imposed by bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally; (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy; (c) the unenforceability under certain circumstances of provisions imposing liquidated damages, penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; (d) applicable laws limiting unreasonable restraints on the alienation of property; and (e) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. In addition, we disclaim any obligation to update this letter or communicate with or advise you as to any changes in fact or law, or otherwise.

Very truly yours,

/s/ Greenberg Traurig, LLP